UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

STAFFING 360˚ SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Pine Island Road, Suite 305 Fort Lauderdale, FL 33324
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800.330.1860

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01      Other Events

On April 13, 2012, Staffing 360˚ Solutions, Inc. (the “Company”) received approval from the Financial Industry Regulatory Authority (“FINRA”) for its name change and forward split. In connection with the name change, the Company’s trading symbol will change from “GDNF” to “STAF” (the “Symbol Change”). The Company had previously filed a Certificate of Amendment to its Articles of Incorporation to change its name from “Golden Fork Corporation” to “Staffing 360˚ Solutions, Inc.” as disclosed in a Current Report on Form 8-K filed on March 20, 2012 (the “Name Change”). The Name Change and Symbol Change will be reflected in the Company’s ticker symbol as of April 24, 2012.

The Company’s Board of Directors had previously approved a forward split of the Company’s issued and outstanding shares on a basis of 1 for 3 (the “Forward Split”).  Upon effect of the Forward Split, the Company’s issued and outstanding shares of common stock shall increase from 2,540,000 to 7,620,000. FINRA declared the Forward Split effective as of April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2012

STAFFING 360˚ SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President